As filed with the Securities and Exchange Commission on March 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baozun Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

No. 1-9, Lane 510, West Jiangchang Road

Shanghai 200436

The People’s Republic of China

+86 21 6080-9991

(Address of principal executive offices and zip code)

2015 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(Name and address of agent for service)

(800) 221-0102

(Telephone number, including area code, of agent for service)

Arthur Yu No. 1-9, Lane 510, West Jiangchang Road Shanghai 200436 People's Republic of China +86 21 6080-9991

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SHARES

Pursuant to General Instruction E of Form S-8, Baozun Inc (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 2,691,626 additional Class A ordinary shares for future issuance under the Registrant’s 2015 Plan, pursuant to the provisions of the 2015 Plan providing for an automatic increase in the number of shares reserved for future issuance under the 2015 Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registrant’s registration statements on Form S-8 filed with the SEC on July 30, 2015 (Registration No. 333-205944), April 3, 2017 (Registration No. 333-217121), April 18, 2018 (Registration No. 333-224330), April 23, 2019 (Registration No. 333-230994), April 28, 2020 (Registration No. 333-237873) and April 12, 2021 (Registration No. 333-255176), except for Part II, Item 8 – Exhibits, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description

4.1	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 of Form 6-K (File No. 001-37385) filed with the Securities and Exchange Commission on May 7, 2021)

4.2	Specimen Certificate for Class A Ordinary Shares of the Registrant (incorporated by reference to Exhibit 4.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-203477))

4.3	Specimen Certificate for Class A Ordinary Shares of the Registrant (incorporated by reference to Exhibit 4.1 of Form 6-K (File No. 001-37385) filed with the Securities and Exchange Commission on September 23, 2020)

4.4	Second Amended and Restated Deposit Agreement, dated June 10, 2020, among the Registrant, JP Morgan Chase Bank, N.A., as depositary, and holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 4.4 of Form S-8 (File No. 333-255176) filed with the Securities and Exchange Commission on April 12, 2021)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, counsel to the Registrant, regarding the legality of the Ordinary Shares.

10.1	2015 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement of the Registrant on Form F-3, as amended (Registration No. 333-214801))

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an Independent Registered Public Accounting Firm.

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in opinion filed as Exhibit 5.1)

24.1*	Powers of attorney (included on signature pages)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on March 30, 2022.

Baozun Inc.
By:	/s/ Vincent Wenbin Qiu
Name:	Vincent Wenbin Qiu
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Vincent Wenbin Qiu and Arthur Yu with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Vincent Wenbin Qiu		Director and Chief Executive Officer (principal executive officer)	March 30, 2022
Name:	Vincent Wenbin Qiu

/s/ Arthur Yu		Chief Financial Officer (principal financial and accounting officer)	March 30, 2022
Name:	Arthur Yu

/s/ Junhua Wu		Director	March 30, 2022
Name:	Junhua Wu

/s/ Satoshi Okada		Director	March 30, 2022
Name:	Satoshi Okada

/s/ Yang Liu		Director	March 30, 2022
Name:	Yang Liu

/s/ Yiu Pong Chan		Director	March 30, 2022
Name:	Yiu Pong Chan

/s/ Bin Yu		Director	March 30, 2022
Name:	Bin Yu

/s/ Steve Hsien-Chieng Hsia		Director	March 30, 2022
Name:	Steve Hsien-Chieng Hsia

/s/ Changqing Ye		Director	March 30, 2022
Name:	Changqing Ye

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Baozun Inc., has signed this Registration Statement or amendment thereto in New York, New York on March 30, 2022.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.